UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 12, 2006
FOUNDRY NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26689 (Commission File Number)	77-0431154 (IRS Employer Identification No.)
4980 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)

(408) 207-1700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On December 12, 2006, Foundry Networks, Inc., a Delaware corporation (the “Company”), received a letter from The NASDAQ Stock Market, stating that the Nasdaq Listing Qualifications Panel has determined to grant the Company’s request for continued listing on The Nasdaq Stock Market, subject to the conditions that it provide the Nasdaq Hearings Department with further information concerning the results of the Company’s investigation into its historic option grant practices by December 29, 2006; and become current in its delinquent periodic reports, and file any required restatements, by February 12, 2007.
     The Company expects to be ready to make the required filings and become current by February 12, 2007. However, the Company will need to obtain concurrence by its auditors, the timing of which is outside our control. Therefore, while we will be endeavoring to become current by February 12, 2007, there can be no assurance that we will be able to meet these conditions. During this extension, the Company’s shares will remain listed on The Nasdaq Global Select Market.
     The Company issued a press release on December 18, 2006 concerning this determination, a copy of which is attached to this report as exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Foundry Networks, Inc. dated December 18, 2006, entitled “Foundry Networks Receives Extension from Nasdaq.”

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2006	FOUNDRY NETWORKS, INC.
	By:	/s/ Timothy D. Heffner
Timothy D. Heffner
Vice President, Finance and Administration, Chief Financial Officer

EXHIBIT INDEX
     99.1 Press Release of Foundry Networks, Inc. dated December 18, 2006, entitled “Foundry Network Receives Extension from Nasdaq.”

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